UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 4, 2019

TARGA RESOURCES PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-33303	65-1295427
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

811 Louisiana St, Suite 2100

Houston, TX 77002

(Address of principal executive office and Zip Code)

(713) 584-1000

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 4, 2019, the board of directors of Targa Resources GP LLC (the “General Partner”), the general partner of Targa Resources Partners LP (the “Partnership”), appointed Julie H. Boushka, age 56, as Senior Vice President and Chief Accounting Officer of the General Partner, effective March 4, 2019. On the same date, the board of directors of Targa Resource Corp. (the “Company”), an affiliate of the Partnership, appointed Ms. Boushka as Senior Vice President and Chief Accounting Officer of the Company, effective March 4, 2019. Ms. Boushka previously served as Vice President – Controller of the General Partner, the Company and various subsidiaries of the Partnership between February 2017 and March 2019. She also served as Assistant Controller – Financial Accounting of the General Partner and the Company between November 2016 and February 2017. Ms. Boushka served as a Senior Vice President for Financial Planning and the Chief Risk Officer for Columbia Pipeline Group between June 2015 and August 2016, where she was responsible for the financial planning function and managing enterprise risk. She also served as the Business Unit Chief Financial Officer between May 2013 and June 2015, where she was responsible for the accounting and financial planning functions. Prior to that, Ms. Boushka spent approximately 18 years in various roles at El Paso Corporation (and its predecessor, Tenneco, Inc.), including accounting, financial reporting and business development.

On March 4, 2019, John R. Klein, age 68, ceased to serve as Chief Accounting Officer of the General Partner. Mr. Klein will serve as a Senior Vice President of the General Partner.

The Company entered into an indemnification agreement with Ms. Boushka on February 22, 2017. The indemnification agreement requires the Company to indemnify Ms. Boushka to the fullest extent permitted under Delaware law against liability that may arise by reason of her service to the Company and its subsidiaries (including the General Partner), and to advance expenses incurred as a result of any proceeding against her as to which she could be indemnified. The description set forth above is qualified in its entirety by the complete text of the indemnification agreement, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Indemnification Agreement by and between Targa Resources Corp. and Julie Boushka, dated February 22, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARGA RESOURCES PARTNERS LP

	By:	Targa Resources GP LLC,
its general partner

Date: March 4, 2019	By:	/s/ Jennifer R. Kneale
Jennifer R. Kneale
Chief Financial Officer